UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 9, 2012

FISHER COMMUNICATIONS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	000-22439	91-0222175
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

140 Fourth Avenue N., Suite 500, Seattle, Washington		98109
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-404-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 5 — Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders

The 2012 Annual Meeting of Shareholders (the “Annual Meeting”) of Fisher Communications, Inc. (the “Company”) was held on May 9, 2012. At the Annual Meeting, the holders of 8,301,671 common shares of the Company were represented in person or by proxy constituting a quorum. The final voting results for each of the proposals submitted to a vote at the Annual Meeting, as certified to the Company by its inspector of election on May 9, 2012, are set forth below.

(1) At the Annual Meeting, the Company’s shareholders voted on the election of three Class 1 Directors to hold office until the 2015 Annual Meeting of Shareholders of the Company and until their respective successors have been elected and qualified, and one Class 3 Director to hold office until the 2014 Annual Meeting of Shareholders of the Company and until his successor has been elected and qualified. The final voting results are as follows:

Nominees of the Board of Directors of the Company

	Votes For	Withheld	Broker Non-Votes
Class 1 Directors
Paul A. Bible	7,244,442	229,176	828,053
Matthew Goldfarb	6,976,637	496,981	828,053
Frank P. Willey	7,398,141	75,477	828,053
Class 3 Director

Peter E. Murphy	7,417,322	56,296	828,053

(2) At the Annual Meeting, shareholders approved the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2012. The final voting results are as follows:

For	Against	Abstain	Broker Non-Votes
8,248,399	49,772	3,500	0

(3) At the Annual Meeting, shareholders approved on an advisory basis the compensation of the Company’s named executive officers as described in the Compensation Discussion and Analysis section, the compensation tables, and the related narrative disclosure, set forth in the Company’s 2012 Proxy Statement. The final voting results are as follows:

For	Against	Abstain	Broker Non-Votes
5,370,537	348,366	1,754,715	828,053

Section 8 – Other Events

Item 8.01  Other Events

On May 9, 2012, the Company’s Board of Directors appointed Frank P. Willey to the Company’s Audit Committee, effective immediately.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISHER COMMUNICATIONS, INC.

May 15, 2012	By:	/s/ Colleen B. Brown

Name: Colleen B. Brown
Title: President and CEO